Exhibit 1.2

PRICING AGREEMENT
October 3, 2019
Citigroup Global Markets Inc.
BofA Securities, Inc.
As Representatives of the several
Underwriters named in Schedule I hereto
Ladies and Gentlemen:
Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated October 3, 2019 (the “Underwriting Agreement”), among the Operating Partnership, Brandywine Realty Trust, a Maryland real estate investment trust and sole general partner and a limited partner of the Operating Partnership (the “Parent Guarantor”) and you, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Preliminary Prospectus and the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Preliminary Prospectus and the Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Preliminary Prospectus and the Prospectus relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the addresses of the Representatives referred to in such Section 13 are set forth in Schedule II hereto.
An amendment to the Registration Statement, or a prospectus supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.
Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Operating Partnership and the Parent Guarantor agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Operating Partnership and the Parent Guarantor, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

[Signature pages on following pages]

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, will constitute a binding agreement among the Underwriters and the Operating Partnership and the Parent Guarantor.

Very truly yours,

BRANDYWINE OPERATING PARTNERSHIP, L.P.

By: Brandywine Realty Trust, its General Partner

By:	/s/ Thomas E. Wirth
Name: Thomas E. Wirth
Title: Executive Vice President and Chief Financial Officer

BRANDYWINE REALTY TRUST

By:	/s/ Thomas E. Wirth
Name: Thomas E. Wirth
Title: Executive Vice President and Chief Financial Officer
CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

BOFA SECURITIES, INC/

By:	/s/ Chris Porter
Name: Chris Porter
Title: Managing Director, Investment Banking
On behalf of themselves and each of the other several Underwriters

Signature Page to Pricing Agreement

SCHEDULE I

Underwriter	Aggregate Principal Amount of the 2024 Notes to be Purchased	Aggregate Principal Amount of the 2029 Notes to be Purchased
Citigroup Global Markets Inc.	21,500,000	21,500,000
BofA Securities, Inc.	21,500,000	21,500,000
Barclays Capital Inc.	15,500,000	15,500,000
Wells Fargo Securities, LLC	15,500,000	15,500,000
BMO Capital Markets Corp.	2,500,000	2,500,000
BNY Mellon Capital Markets, LLC	2,500,000	2,500,000
Capital One Securities, Inc.	2,500,000	2,500,000
PNC Capital Markets LLC	2,500,000	2,500,000
RBC Capital Markets, LLC	2,500,000	2,500,000
Stifel, Nicolaus & Company, Incorporated	2,500,000	2,500,000
SunTrust Robinson Humphrey, Inc.	2,500,000	2,500,000
U.S. Bancorp Investments, Inc.	2,500,000	2,500,000
BB&T Capital Markets, a division of BB&T Securities, LLC	1,000,000	1,000,000
KeyBanc Capital Markets Inc.	1,000,000	1,000,000
Samuel A. Ramirez & Company, Inc.	1,000,000	1,000,000
Santander Investment Securities Inc.	1,000,000	1,000,000
Synovus Securities, Inc.	1,000,000	1,000,000
TD Securities (USA) LLC	1,000,000	1,000,000
Total	$100,000,000	$100,000,000

SCHEDULE II
ISSUER:
Brandywine Operating Partnership, L.P.
GUARANTOR:
Brandywine Realty Trust
TITLE OF DESIGNATED SECURITIES:
4.100% Guaranteed Notes due 2024
4.550% Guaranteed Notes due 2029
AGGREGATE PRINCIPAL AMOUNT:
In the case of the 2024 Notes:  $100,000,000
In the case of the 2029 Notes:  $100,000,000
PRICE TO PUBLIC:
In the case of the 2024 Notes: 106.315% of the principal amount of the Designated Securities, plus accrued interest from October 1, 2019 to, but not including, the date of settlement of such notes
In the case of the 2029 Notes: 110.058% of the principal amount of the Designated Securities, plus accrued interest from October 1, 2019 to, but not including, the date of settlement of such notes
PURCHASE PRICE BY UNDERWRITERS:
In the case of the 2024 Notes: 105.715% of the principal amount of the Designated Securities, plus accrued interest from October 1, 2019 to, but not including, the date of settlement of such notes
In the case of the 2029 Notes: 109.408% of the principal amount of the Designated Securities, plus accrued interest from October 1, 2019 to, but not including, the date of settlement of such notes
FORM OF DESIGNATED SECURITIES:
For each of the 2024 Notes and the 2029 Notes, book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:
Federal or other same day funds
TIME OF DELIVERY:
9:30 a.m. (New York City time), October 10, 2019
INDENTURE:
Indenture, dated as of October 22, 2004, as supplemented (the “Indenture”), among the Operating Partnership, the Parent Guarantor and The Bank of New York Mellon, as Trustee
MATURITY:
In the case of the 2024 Notes:  October 1, 2024
In the case of the 2029 Notes:  October 1, 2029
INTEREST RATE:
In the case of the 2024 Notes:  4.100% per annum
In the case of the 2029 Notes:  4.550% per annum
INTEREST PAYMENT DATES:
In the case of the 2024 Notes:  April 1 and October 1, beginning on April 1, 2020
In the case of the 2029 Notes:  April 1 and October 1, beginning on April 1, 2020
INTEREST PAYMENT RECORD DATES:
In the case of the 2024 Notes:  March 15 and September 15
In the case of the 2029 Notes:  March 15 and September 15
REDEMPTION PROVISIONS:
If notes of either series are redeemed before the date that is 90 days prior to the applicable maturity date, such notes will be redeemed at a redemption price equal to the greater of: (1) 100% of the principal amount thereof and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such notes (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 25 basis points in the case of the 2024 notes and 35 basis points in the case of the 2029 notes, plus, in each case, accrued and unpaid interest to the redemption date. If notes of either series are redeemed on or after the date that is 90 days prior to the applicable maturity date, such notes will be redeemed at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

SINKING FUND PROVISIONS:
None
CONVERTIBILITY OR EXCHANGEABILITY PROVISIONS:
None
DEFEASANCE PROVISIONS:
As set forth in the Indenture.
OTHER TERMS AND CONDITIONS:
None
CLEAR MARKET PERIOD (Section 5(e) of the Underwriting Agreement):
From date hereof through October 10, 2019.
CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
NAMES AND ADDRESSES OF REPRESENTATIVES:
Citigroup Global Markets Inc.
BofA Securities, Inc.
Address for Notices, etc.:
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: General Counsel
Fax: (646) 291-1469
BofA Securities, Inc.
50 Rockefeller Plaza
NY1-050-12-01
New York, New York 10020
Facsimile: (646) 855-5958
Attention: High Grade Transaction Management/Legal

UNDERWRITERS’ COUNSEL:
Simpson Thacher & Bartlett LLP
INFORMATION FURNISHED TO OPERATING PARTNERSHIP OR PARENT GUARANTOR IN WRITING BY THE UNDERWRITERS THROUGH THE REPRESENTATIVES EXPRESSLY FOR INCLUSION IN PROSPECTUS, TIME OF SALE INFORMATION OR OTHER DOCUMENTS (Sections 2 and 9 of the Underwriting Agreement):
As set forth in Section 9(b) of the Underwriting Agreement

SCHEDULE III-A
FREE WRITING PROSPECTUSES INCLUDED IN TIME OF SALE INFORMATION

•	Term sheet dated October 3, 2019
SCHEDULE III-B
OTHER FREE WRITING PROSPECTUSES

•	Investor Presentation dated September 27, 2019

SCHEDULE IV
CHANGES IN BENEFICIAL INTEREST OF THE PARENT GUARANTOR
(Section 2(g) of Underwriting Agreement)
None

SCHEDULE V
SPECIFIED JOINT VENTURE SUBSIDIARIES
(Section 2(ff) of Underwriting Agreement)
Allstate DC JV
MAP Venture
PJP II
PJP VI
PJP VII
Brandywine 1919 Ventures
4040 Wilson
25M Street JV
JBG JV
Rockpoint JV